Registration No.    333-

    As filed with the Securities and Exchange Commission on January 5, 2000

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                            FACTORY 2-U STORES, INC.
             (Exact name of registrant as specified in its charter)

                          Delaware                    51-0299573
               (State or other jurisdiction of     (IRS Employer
               incorporation or organization)      Identification No.)

               4000 Ruffin Road, San Diego, California      92123
               (Address of Principal Executive Offices)  (Zip Code)

                          Employee Stock Purchase Plan
                            (Full title of the plan)

                               Michael M. Searles
                            Factory 2-U Stores, Inc.
                  4000 Ruffin Road, San Diego, California 92123
                                 (858) 627-1800
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                       Los Angeles, California 90071-3442

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
    Title of          Amount      Proposed Maximum      Proposed        Amount of
Securities to be       to be       Offering Price   Maximum Aggregate  Registration
   Registered      Registered(1)    Per Share(2)    Offering Price(2)      Fee
-----------------------------------------------------------------------------------
  Common Stock,
    par value      350,000 shares       $25.56          $8,946,000       $2,361.75
  $.01 per share
--------------------------------------------------------------------------------------

(1) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and are based on a price of $25.56 per share, which is the average of the high and low sale prices of the Common Stock on January 4, 2000, as quoted on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

            The following documents filed by Factory 2-U Stores, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999;

            (b) The Company's Quarterly Reports on Form 10-Q (including any amendments) for the quarters ended May 1, 1999, July 31, 1999 and October 30, 1999;

            (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 30, 1999; and

            (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

            Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

            Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

            The Company's certificate of incorporation provides for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

            Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

            Not applicable.

Item 8.  EXHIBITS
         --------

NUMBER       DESCRIPTION                              METHOD OF FILING
------       -----------                              ----------------

4.1          Certificate of Incorporation (1)

4.2          Bylaws (2)

4.3          Employee Stock Purchase Plan             Filed herewith

5.1          Opinion of Hughes Hubbard & Reed LLP     Filed herewith

23.1         Consent of Arthur Andersen LLP           Filed herewith

23.2         Consent of KPMG LLP                      Filed herewith

23.3         Consent of Hughes Hubbard & Reed LLP     Contained in Exhibit 5.1

24.1         Powers of Attorney                       On signature pages

--------------------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-4, No. 333-65685, filed with the Commission on October 14, 1998.

(2) Incorporated by reference to Registrant's Registration Statement on Form S-1 No. 33-77488, filed with the Commission on April 7, 1994.

Item 9.  UNDERTAKINGS
         ------------

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 30, 1999.

                                      FACTORY 2-U STORES, INC.



                                      By:  /S/ MICHAEL M. SEARLES
                                           -----------------------------
                                           Michael M. Searles
                                           Chairman of the Board



                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Searles, Douglas C. Felderman and Wm. Robert Wright II, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

                                  ----------

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               NAME                          TITLE                   DATE
               ----                          -----                   ----

      /s/ Michael M. Searles       President, Chief           December 30, 1999
---------------------------------- Executive Officer and
        Michael M. Searles         Director (Principal
                                   Executive Officer)

     /s/ Douglas C. Felderman      Executive Vice President   December 30, 1999
---------------------------------- (Principal Financial and
       Douglas C. Felderman        Accounting Officer)

       /s/ Peter V. Handal         Director                   December 30, 1999
----------------------------------
         Peter V. Handal

         /s/ Ira Neimark           Director                   December 30, 1999
----------------------------------
           Ira Neimark

        /s/ Ronald Rashkow         Director                   December 30, 1999
----------------------------------
          Ronald Rashkow

      /s/ H. Whitney Wagner        Director                   December 30, 1999
----------------------------------
        H. Whitney Wagner

     /s/ Wm. Robert Wright II      Director                   December 30, 1999
----------------------------------
       Wm. Robert Wright II

                                EXHIBIT INDEX
                                -------------



NUMBER                  DESCRIPTION                 METHOD OF FILING
------                  -----------                 ----------------

4.1         Certificate of Incorporation (1)

4.2         Bylaws (2)

4.3         Employee Stock Purchase Plan            Filed herewith

5.1         Opinion of Hughes Hubbard & Reed LLP    Filed herewith

23.1        Consent of Arthur Andersen LLP          Filed herewith

23.2        Consent of KPMG LLP                     Filed herewith

23.3        Consent of Hughes Hubbard & Reed LLP    Contained in Exhibit 5.1

24.1        Powers of Attorney                      On signature pages


--------------------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-4, No. 333-65685, filed with the Commission on October 14, 1998.

(2) Incorporated by reference to Registrant's Registration Statement on Form S-1 No. 33-77488, filed with the Commission on April 7, 1994.